UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 11, 2006

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 507-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 11, 2006, Dynegy Inc. (“Dynegy”) issued a press release announcing that Dynegy Holdings Inc. (“DHI”), Dynegy’s wholly owned subsidiary, has commenced an exchange offer of $1.047 billion aggregate principal amount of its 8.375% Senior Unsecured Notes due 2016 registered under the Securities Act of 1933 for all $1.047 billion aggregate principal amount of its outstanding 8.375% Senior Unsecured Notes due 2016. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated August 11, 2006, announcing that Dynegy Holdings Inc. has commenced its exchange offer of $1.047 billion aggregate principal amount of its 8.375% Senior Unsecured Notes due 2016 registered under the Securities Act of 1933 for all $1.047 billion aggregate principal amount of its outstanding 8.375% Senior Unsecured Notes due 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Date: August 11, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY HOLDINGS INC.
(Registrant)

Date: August 11, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Dynegy Inc. and Dynegy Holdings Inc., dated August 11, 2006, announcing that Dynegy Holdings Inc. has commenced its exchange offer of $1.047 billion aggregate principal amount of its 8.375% Senior Unsecured Notes due 2016 registered under the Securities Act of 1933 for all $1.047 billion aggregate principal amount of its outstanding 8.375% Senior Unsecured Notes due 2016